UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2021

CNB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39472	25-1450605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (814) 765-9621

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	CCNE	The NASDAQ Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.125% Series A Non-Cumulative, Perpetual Preferred Stock)	CCNEP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 3, 2021, CNB Financial Corporation (the “Corporation”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with certain “qualified institutional buyers,” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or institutional “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act (“Regulation D”), as applicable (collectively, the “Purchasers”), pursuant to which the Corporation issued and sold, at 100% of their principal amount, $85 million aggregate principal amount of the Corporation’s 3.25% fixed-to-floating rate subordinated notes due 2031 (the “Notes”).

The Notes have a stated maturity of June 15, 2031, and bear interest (i) at a fixed rate of 3.25% per year, from and including the original issue date to but excluding June 15, 2026 or the earlier redemption date, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semiannually in arrears on June 15 and December 15 of each year, beginning December 15, 2021 and (ii) from and including June 15, 2026 to but excluding the maturity date or earlier redemption date, at the rate per year, reset quarterly, equal to the sum of the then current three-month average Secured Overnight Financing Rate (“SOFR”), determined on the determination date of the applicable interest period, plus 258 basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year. The Notes are redeemable, in whole or in part, on any interest payment date on or after June 15, 2026, and in whole, but not in part, at any time upon the occurrence of certain events.

The Purchase Agreement contains customary representations, warranties and covenants made by the Corporation, on the one hand, and the Purchasers, severally and not jointly, on the other hand. The Notes were offered and sold by the Corporation to eligible purchasers in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Rule 506 of Regulation D thereunder.

The payment of the principal on the Notes may only be accelerated upon the occurrence of certain bankruptcy or receivership related events relating to the Corporation or a major subsidiary depository institution of the Corporation, in which case, the principal of all of the Notes shall become due and payable.

The Corporation expects to use the net proceeds of the offering for general corporate purposes, which may include the planned redemption of the Corporation’s existing $50 million of subordinated indebtedness, in whole or in part (subject to the receipt of any applicable regulatory approvals), which are redeemable on or after October 15, 2021, and support of additional loan growth.

The Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description herein of the Purchase Agreement is a summary and is qualified in its entirety by reference to the form of the Purchase Agreement.

The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the form of Subordinated Note which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD.

In connection with the offering of the Notes, the Corporation delivered an investor presentation to potential investors on a confidential basis, a copy of which is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

In connection with the closing of the offering of the Notes, the Corporation issued a press release on June 3, 2021. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description

4.1	Form of 3.25% Fixed-to-Floating Rate Subordinated Note due 2031 (included as Exhibit A to the Purchase Agreement filed as Exhibit 10.1 hereto)

10.1	Form of Subordinated Note Purchase Agreement, dated June 3, 2021, by and among CNB Financial Corporation and the Purchasers identified therein

99.1	Investor Presentation, dated May 2021

99.2	Press Release of CNB Financial Corporation, dated June 3, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB FINANCIAL CORPORATION

Date: June 3, 2021	By:	/s/ Tito L. Lima
Tito L. Lima
Treasurer